Exhibit 99.1

Spherix Announces the Closing of CBM BioPharma Transaction

Significantly bolsters growing portfolio of small-molecule anti-cancer therapies, addressing large but underserved markets

New York, NY, December 10, 2019 /PRNewswire/ Spherix Incorporated (Nasdaq: SPEX) today announced that it has closed the CBM BioPharma, Inc. transaction and is working to develop these cancer drugs.

Building on its successful investment in Hoth Therapeutics, Inc., Spherix now owns a diverse portfolio of early stage small-molecule anti-cancer therapeutics. The Spherix platform contains patented technology from leading universities and researchers and we seek to develop our innovative drugs through strong partnership with world renowned institutions, such as The University of Texas at Austin and Wake Forest University. The Company’s diverse pipeline of therapeutics includes therapies for pancreatic cancer, acute myeloid leukemia (AML) and acute lymphoblastic leukemia (ALL). Its pancreatic treatment has shown positive preclinical results for inhibiting pancreatic tumor growth in clinically relevant transgenic mouse models. The drug has also demonstrated the potential to overcome tumor cell resistance to current chemotherapeutic drugs. The Company’s AML drug is a next generation targeted therapeutic designed to overcome multiple resistance mechanisms observed with the current standard of care. In addition, Spherix is continually seeking to grow its pipeline to treat unmet medical needs in oncology.

Anthony Hayes, CEO of Spherix, stated, “The acquisition of these assets is yet another step in the transformation of Spherix into a diversified biotechnology company. These are exciting drugs and we intend to provide additional information about these drugs and the development plan moving forward. As the deal has evolved, we have successfully improved the terms for Spherix shareholders, we thank our shareholders for their support during this process.”

About Spherix

Spherix Incorporated is a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company.

Our activities generally include the acquisition and development of technology through internal or external research and development. In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad. We may alone, or in conjunction with others, develop products and processes associated with technology development. Recently, the Company has invested in and helped develop technology with Hoth Therapeutics, Inc., DatChat, Inc. and with its recent asset acquisition with CBM BioPharma, Inc. in December 2019.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding Spherix's and CBM's industry, future events, the estimated or anticipated future results and benefits of Spherix following the CBM acquisition, future opportunities for Spherix, and other statements that are not historical facts. These statements are based on the current expectations of Spherix's management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding the businesses of Spherix and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Spherix or CBM operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Spherix or CBM operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the assets of CBM; uncertainty as to the long-term value of Spherix's common stock; those discussed in the Spherix's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other documents of Spherix on file with the SEC or in the registration statement that will be filed with the SEC by Spherix. There may be additional risks that Spherix presently does not know or that Spherix currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Spherix's expectations, plans or forecasts of future events and views as of the date of this communication. Spherix anticipates that subsequent events and developments will cause Spherix's assessments to change. However, while Spherix may elect to update these forward- looking statements at some point in the future, Spherix specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spherix's assessments as of any date subsequent to the date of this communication.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: 212-745-1373
Email: investorrelations@spherix.com
www.spherix.com